                                                                    EXHIBIT 23.3

                        INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-11091 of Ascend Communications, Inc. on Form S-3 of our report dated November 7, 1995 relating to the financial statements of NetStar, Inc. as of September 30, 1994 and 1995 and for each of the three years in the period ended September 30, 1995 included in the Form S-4 of Ascend Communications, Inc. filed on July 11, 1996.

     We also consent to the reference to us under the heading "Experts" in such Registration Statement.


Deloitte & Touche LLP

Minneapolis, Minnesota
November 27, 1996